                                                                   EXHIBIT 99.1


   SIMULATIONS PLUS REPORTS AUDITED FISCAL YEAR ENDED AUGUST 31, 2003 RESULTS

                    NET EARNINGS INCREASE TO $0.67 PER SHARE;
              INCOME FROM OPERATIONS INCREASES TO $0.34 PER SHARE

         LANCASTER, CA, NOVEMBER 26, 2003. Simulations Plus, Inc. (OTCBB:
SIMU.OB), the leading provider of ADME absorption simulation and neural net structure-to-property prediction software for pharmaceutical discovery and development, today reported its audited results for the fiscal fourth quarter and year ended August 31, 2003.

         Total consolidated revenues for the fourth quarter were $2,027,000, an increase of $817,000, or 67.5%, compared to $1,210,000 in the same period in fiscal 2002. Net income for the quarter was $2,079,000, or $0.56 per diluted share, compared to $148,000, or $0.04 per diluted share, for the same period in fiscal 2002. The Company's results were positively impacted by a 3-year license agreement with a large pharmaceutical customer for over one million dollars, which was recognized in full at its net present value in the fourth quarter of 2003, as well as a net income tax benefit of $1,291,000 arising from the release of the valuation allowance in anticipation of full utilization of its net operating loss carryforwards and certain tax credits; no such benefits were recorded in the same period in fiscal 2002. If the Company does not generate taxable profits in future periods, then the Company may reassess whether a valuation allowance is required on the deferred tax asset recognized during the year ended August 31, 2003. If this occurs in future periods, the net income
(loss), total assets, and shareholders' equity could be materially adversely affected. Income from operations (which does not include interest income, other income, interest expense, income tax benefits and tax credits) for the fourth quarter was $830,000, an increase of 449.7%, compared to $151,000 for the same period in fiscal 2002.

         For the fiscal year ended August 31, 2003, total consolidated revenues were $5,485,000, an increase of $1,041,000, or 23.4%, compared to $4,444,000 in fiscal 2002. Net income in fiscal 2003 was $2,506,000, or $0.67 per diluted share, compared to $485,000, or $0.14 per diluted share, for fiscal 2002. The Company's results were positively impacted by the aforementioned license agreement and the net income tax benefit of $1,291,000, which includes certain tax credits of $405,000 in fiscal 2003; no such benefits were recorded in fiscal 2002. Income from operations (which does not include interest income, other income, interest expense, income tax benefits and tax credits) for fiscal 2003 was $1,265,000, or $0.34 per fully diluted share, an increase of 153%, compared to $500,000, or $0.14 per fully diluted share for the same period in fiscal 2002. Shareholder equity increased 327% from $768,000 to $3,279,000; $1,291,000 of the increase was due to the Company's recognition of this deferred tax asset following the release of the valuation allowance, and over $1 million was due to revenues recorded from the 3-year software license agreement.

         Walt Woltosz, chairman and chief executive officer of Simulations Plus, commented, "This performance speaks once again to the high degree of dedication and professionalism from our team. I'm obviously very pleased with the past year's results, not only from the standpoint of revenues and earnings, but also from the standpoint of the good science, and the resulting new products and product improvements that have driven the financial results.

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

         "We are especially pleased with our 3-year license with one of the pharmaceutical giants, which had a significant impact on our performance. We are actively pursuing similar license agreements with several other large companies. Of course, there can be no assurances that any customer will actually place such orders."

ABOUT SIMULATIONS PLUS, INC.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. The Company has two other businesses, Words+, Inc. and FutureLab(TM), which are based on its proprietary software technologies. Simulations Plus, Inc., is headquartered in Southern California and trades on the OTCBB under the symbol "SIMU.OB." For more information, visit our Web site at www.simulations-plus.com.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY OPERATING RESULTS. We have a long sales cycle because we generally need to educate potential customers regarding the use and benefits of our products and allow prospective customers a period of weeks or months to test and evaluate our products and services. The length of our sales cycle varies depending on the size and type and complexity of the customer contemplating a purchase, whether we have conducted business with a potential customer in the past and the size of the deal. On average, our sales cycle is about 6 months. In addition, these potential customers frequently need to obtain approvals from multiple decision makers prior to making purchase decisions, a process that has been further lengthened as a result of the current market conditions surrounding technology spending. Our long sales cycle, which can range from several weeks to several months or more, makes it difficult to predict the quarter in which sales will occur and increases our dependence on existing customer contracts. Delays in sales could cause significant variability in our revenues and operating results for any particular quarterly period.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability of the Company to book revenues and earnings as it expects for the current quarter, the ability of the Company to maintain its competitive advantage, the general economics of the pharmaceutical industry, the ability of the Company to attract and retain sufficient scientific and technical staff to sustain its R&D and customer support functions, and a sustainable market. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.

                                Tables to follow

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

                     SIMULATIONS PLUS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 August 31, 2003


ASSETS

Current assets
    Cash and cash equivalents                                       $   260,733
    Accounts receivable, net of allowance for doubtful accounts
              of $26,180 and present value discount of $49,835        1,422,508
    Inventory                                                           191,839
    Prepaid expenses and other current assets                            65,148

                         Total current assets                         1,940,228

Long term receivables, net of present value discount
    of $29,165                                                          270,835
Capitalized computer software development costs,
    net of accumulated amortization of $1,859,292                       373,924
Property and equipment, net                                              79,711
Deferred tax                                                          1,291,110
Other assets                                                             11,755

                                   Total assets                     $ 3,967,563


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
    Accounts payable                                                $   175,008
    Accrued payroll and other expenses                                  236,243
    Accrued bonuses to officers                                         133,538
    Accrued income taxes                                                 42,566
    Accrued warranty and service costs                                   44,730
    Current portion of deferred revenue                                  15,016
    Capitalized lease obligations                                         9,964

              Total current liabilities                                 657,065

Deferred revenue                                                         31,401

                         Total liabilities                              688,466

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

Commitments and contingencies
Consolidated Balance Sheet - Continued

Shareholders' equity
    Preferred stock, $0.001 par value
              10,000,000 shares authorized
              no shares issued and outstanding                               --
    Common stock, $0.001 par value
              20,000,000 shares authorized
              3,412,247 shares issued and outstanding                     3,413
    Additional paid-in capital                                        4,659,905
    Accumulated deficit                                              (1,384,221)

                         Total shareholders' equity                   3,279,097

             Total liabilities and shareholders' equity             $ 3,967,563

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

                          SIMULATIONS PLUS, INC. AND SUBSIDIARY
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the year ended August 31, 2003 and 2002

                                                               2003             2002
Net sales                                                  $ 5,484,720      $ 4,443,842

Cost of sales                                                1,537,844        1,456,332

Gross profit                                                 3,946,876        2,987,510

Operating expenses
    Selling, general, and administrative                     2,301,800        2,105,253
    Research and development                                   379,632          382,143

       Total operating expenses                              2,681,432        2,487,396

Income from operations                                       1,265,444          500,114

Other income (expense)
    Interest income                                                233              165
    Interest expense                                            (5,359)         (13,764)
    Loss on sale of assets                                      (2,311)              --

       Total other income (expense)                             (7,437)         (13,599)

Income before benefit from (provision for)
    income taxes                                             1,258,007          486,515

Benefit from (provision for) income taxes
    Provision for income tax                                   (43,057)          (1,600)
    Change in valuation allowance                            1,291,110               --

       Total benefit from (provision for) income taxes       1,248,053           (1,600)

Net income                                                 $ 2,506,060      $   484,915

Basic earnings per share                                   $      0.73      $      0.14


Diluted earnings per share                                 $      0.67      $      0.14


Weighted-average common shares outstanding
    Basic                                                    3,410,144        3,408,331
    Diluted                                                  3,740,439        3,525,038

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